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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                January 12, 2001
                                (Date of report)

                            VIANET TECHNOLOGIES, INC.

        DELAWARE                      033-55254-19                87-434285
(State of Incorporation)       (Commission File Number)       (IRS Employer ID)


                         6509 Windcrest Drive, Suite 160
                                 Plano, TX 75024
                    (Address of Principle Executive Offices)

                                 (972) 543-2700
                         (Registrant's Telephone Number)

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ITEM 2.  Business Disposition

On January 12, 2001, Vianet Technologies, Inc. (the "Company") entered into a Purchase Agreement (the "Agreement") with Vida Technologies, Inc. ("Vida Technologies") under the terms of which the Company agreed to convey (i) all of it's ownership and exclusive rights to all intellectual property related to the Company's wholly-owned subsidiary, Vianet Access, Inc. ("Vianet Access"), and
(ii) the fiber optic product lines of the Company and Vianet Access, to Vida Technologies. Vida Technologies is a Texas corporation controlled by former employees of Vianet Access. The Agreement also provides that Vianet Access shall assign its existing agreements with iTouch Communications, Inc. and Huawei Technologies, Ltd. to Vida Technologies, that the Company shall provide Vida Technologies with use of its facilities for a period of 90 days, and that Vida Technologies shall have the option to purchase all assets of Vianet Access from the Company for a period of six months at a price to be mutually agreed upon by both parties. In addition, the Company has agreed to lift the restrictions on the stock certificates issued pursuant to the Agreement and Plan of Merger by and among Vianet Technologies, Inc., Vianet Access, Inc., PSI Communications, Inc., et. al. dated December 30, 1999. Finally, under the terms of the Agreement, Vianet Access shall assign its executive employment agreements to Vida Technologies, which agreements provided for aggregate salaries of $375,000 per annum and contained provisions that required payment of six months of salaries in the event of termination.


As a result of the foregoing transaction, the Company expects to record an additional loss of approximately $1,300,000 in the fourth quarter ended December 31, 2000.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     A)  Financial Statements of Business Acquired

         None.

     B)  Pro Forma financial Information

     The following Pro Forma financial information reflecting the disposition of certain assets of Vianet Access is not included herewith. Vianet will file an amendment to this Form 8-K containing such information within 60 days from the date that this report was required to be filed.

              1. Pro Forma Consolidated Balance Sheet as of September 30, 2000.

              2. Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2000.

              3. Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999.

     C)  Exhibits:

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              1. Purchase Agreement dated January 12, 2001 by and between Vianet
                 Technologies, Inc., Vianet Access, Inc. and Vida Technologies, Inc.

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                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                          Vianet Technologies, Inc.

Dated: January 29, 2001                   /s/ Peter Leighton
                                          ------------------
                                      By: Peter Leighton
                                          President & CEO


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